Exhibit 99.1

April 24, 2019
Phoenix, Arizona

Knight-Swift Transportation Holdings Inc. Reports First Quarter 2019 Revenue and Earnings
Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift" or "the Company"), North America's largest truckload transportation company, today reported first quarter 2019 net income attributable to Knight-Swift of $87.9 million and Adjusted Net Income Attributable to Knight-Swift of $96.2 million. Our GAAP earnings per diluted share were $0.51 for the first quarter of 2019, compared to $0.39 for the first quarter of 2018. Our Adjusted EPS was $0.55 for the first quarter of 2019, compared to $0.44 for the first quarter of 2018.

Key Financial Highlights
Our consolidated operations continued to show progress during the first quarter of 2019, generating a 24.1% increase in operating income with a 5.2% decrease in total revenue, as compared to the first quarter of 2018. Our Trucking segment, which includes our irregular route, dedicated, and refrigerated operations, improved its Adjusted Operating Ratio to 86.7% in the first quarter of 2019 from 88.9% in the first quarter of 2018, and sequentially increased the average tractor count to 18,934 during the first quarter of 2019. On a combined basis, we improved Adjusted Operating Ratio in our asset-light segments (Logistics and Intermodal) to 95.2% in the first quarter of 2019 from 96.0% in the first quarter of 2018. This was driven by a 380 basis point improvement in the Adjusted Operating Ratio within the Logistics segment to 91.6% in the first quarter of 2019, compared to 95.4% in the first quarter of 2018. Logistics margin performance more than overcame the weather, service, and capacity issues within the Intermodal segment. Overall, we are pleased that our ability to deploy assets effectively in a less robust market, together with enterprise-wide efforts to improve our drivers' experience and safety, and a relentless focus on cost control, delivered strong first quarter results for our stockholders.

	Quarter Ended March 31, ¹
	2019	2018	Change
	(Dollars in thousands, except per share data)
Total revenue	$1,204,535	$1,271,132	(5.2)%
Revenue, excluding fuel surcharge	$1,078,138	$1,124,172	(4.1)%
Operating income	$116,299	$93,744	24.1%
Adjusted Operating Income ²	$126,992	$104,253	21.8%
Net income attributable to Knight-Swift	$87,938	$70,364	25.0%
Adjusted Net Income Attributable to Knight-Swift ²	$96,181	$78,511	22.5%
Earnings per diluted share	$0.51	$0.39	30.8%
Adjusted EPS ²	$0.55	$0.44	25.0%

1
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

2	See GAAP to non-GAAP reconciliation in the schedules following this release.

Revenue — Total revenue decreased by 5.2% to $1.2 billion for the first quarter of 2019 from $1.3 billion for the first quarter of 2018. Revenue, excluding fuel surcharge decreased by 4.1% to $1.1 billion for the first quarter of 2019, as compared to the first quarter of 2018.
Operating Income — Operating income increased to $116.3 million for the first quarter of 2019 from $93.7 million for the first quarter of 2018. Adjusted Operating Income increased 21.8% to $127.0 million for the first quarter of 2019 from $104.3 million for the first quarter of 2018. This was primarily driven by an increase in trucking revenue per loaded mile (excluding fuel surcharge), improved safety results, and improved cost control.
Income Taxes — The first quarter 2019 effective tax rate was 24.0%, compared to 21.2% in the first quarter of 2018. We expect the full-year 2019 effective tax rate to be in the range of 25.0% to 26.0% before discrete items.
Dividend — The Company previously announced a quarterly cash dividend of $0.06 per share to stockholders of record on March 4, 2019, which was paid on March 27, 2019.

Segment Financial Performance
Segment Recast — As previously disclosed, the Company reorganized its reportable segments during the first quarter of 2019. Accordingly, throughout this release, the prior period segment information has been recast to align with the current period presentation.
Comparability — The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.
Trucking Segment

	Quarter Ended March 31,
	2019	2018 (recast)	Change
	(Dollars in thousands)
Revenue, excluding trucking fuel surcharge and intersegment transactions	$865,630	$908,254	(4.7	) %
Operating income	$115,175	$100,251	14.9%
Adjusted Operating Income ¹	$115,524	$100,416	15.0%
Operating ratio	88.2%	90.3%	(210	bps)
Adjusted Operating Ratio ¹	86.7%	88.9%	(220	bps)

1	See GAAP to non-GAAP reconciliation in the schedules following this release.
During the first quarter of 2019, our Trucking segment produced an Adjusted Operating Ratio of 86.7%, compared to 88.9% for the same quarter last year, resulting in a 15.0% improvement in Adjusted Operating Income. This was driven by improvements in the Swift over-the-road truckload fleet and the Knight truckload fleet, which operated at Adjusted Operating Ratios of 85.3% and 81.4%, respectively. Our revenue per loaded mile, excluding fuel surcharge and intersegment transactions, increased 9.4% compared to the first quarter of 2018. This was partially offset by an 8.7% decrease in miles per tractor and a 3.6% decrease in average tractor count, compared to the first quarter of 2018. Sequentially, average tractor count in our Trucking segment increased to 18,934 in the first quarter of 2019 from 18,828 in the fourth quarter of 2018.

2

Logistics Segment

	Quarter Ended March 31,
	2019	2018 (recast)	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$87,191	$86,051	1.3%
Operating income	$7,283	$3,959	84.0%
Operating ratio	91.8%	95.6%	(380	bps)
Adjusted Operating Ratio ¹	91.6%	95.4%	(380	bps)

1	See GAAP to non-GAAP reconciliation in the schedules following this release.
Our Logistics segment primarily consists of our Knight and Swift brokerage services. Adjusted Operating Ratio in the Logistics segment improved to 91.6% in the first quarter of 2019 from 95.4% in the first quarter of 2018. Revenue, excluding intersegment transactions increased by 1.3%, while operating income improved by 84.0%. The improvement in operating income was driven by a 470 basis point improvement in brokerage gross margin to 17.8% in the first quarter of 2019 from 13.1% in the first quarter of 2018. Brokerage revenue, excluding intersegment transactions, increased by 6.2% from the first quarter of 2018 to the first quarter of 2019. Using our proprietary technology and market intelligence tools, we navigated the softer freight market by delivering a 20.7% increase in load volumes, which was partially offset by a 12.0% decrease in revenue per load.
Intermodal Segment

	Quarter Ended March 31,
	2019	2018 (recast)	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$115,677	$110,130	5.0%
Operating income	$2,361	$3,948	(40.2	) %
Operating ratio	98.0%	96.4%	160	bps
Adjusted Operating Ratio ¹	98.0%	96.4%	160	bps

1	See GAAP to non-GAAP reconciliation in the schedules following this release.
During the first quarter of 2019, our Intermodal segment produced an Adjusted Operating Ratio of 98.0%, compared to 96.4% during the first quarter of 2018. Revenue, excluding intersegment transactions increased by 5.0%, as revenue per load increased 11.5%, while load counts decreased by 5.8%. Our results were negatively affected by inclement weather impacting rail lanes and slower rail transit times. Additionally, we added container capacity to facilitate our growth plan within this segment, which increased our driver costs and our fixed costs. We are expecting sequential improvements in our Intermodal segment in the remainder of 2019, as we anticipate fewer weather challenges, higher load counts, and continued strength in our revenue per load.

3

Consolidated Liquidity, Capital Resources, and Earnings Guidance
Cash Flow Sources (Uses) 1

	Quarter Ended March 31,
	2019	2018	Change
	(In thousands)
Net cash provided by operating activities	$243,452	$208,864	$34,588
Net cash used in investing activities	(44,721)	(110,651)	65,930
Net cash used in financing activities	(217,784)	(113,525)	(104,259)
Net decrease in cash, restricted cash, and equivalents ²	$(19,053)	$(15,312)	$(3,741)
Net capital expenditures	$(49,119)	$(7,043)	$(42,076)

1
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

2
"Net decrease in cash, restricted cash, and equivalents" is derived from changes within "Cash and cash equivalents," "Cash and cash equivalents – restricted," and the long-term portion of restricted cash included in "Other long-term assets" in the condensed consolidated balance sheets.

Liquidity and Capitalization — As of March 31, 2019, we had a balance of $801.9 million of unrestricted cash and available liquidity, $5.5 billion of stockholders' equity, and $660.9 million in face value of debt, net of unrestricted cash ("Net Debt"). Free cash flow during the first quarter of 2019 was $194.3 million, computed as net cash provided by operating activities less net cash capital expenditures. During the first quarter of 2019, we generated meaningful operating cash flows, reduced our operating lease liabilities by $19.0 million 3, and decreased Net Debt by $186.5 million. Also, over the last twelve months ended March 31, 2019, we repurchased $179.3 million shares of our common stock and returned $42.5 million to our stockholders in the form of quarterly dividends. We remain committed to a strong capital structure, which we believe will position us for long-term success and enable us to pursue further opportunities for organic growth, growth through acquisitions, and other capital allocation opportunities.
Equipment and Capital Expenditures — Gain on sale of revenue equipment increased to $11.8 million in the first quarter of 2019, compared to $7.1 million in the same quarter of 2018. Capital expenditures, net of disposal proceeds, were $49.1 million in the first quarter of 2019, while the average ages of the Knight and Swift tractor fleets were 2.0 and 2.2 years, respectively. We expect that net capital expenditures will be in the range of $550.0 – $575.0 million for full-year 2019, primarily representing replacements of existing tractors and trailers, as well as investment in our terminal network and driver amenities. We plan to continue funding purchases primarily with cash and borrowing under our revolving credit facility, and we expect to rely less on leasing.
Guidance — Our expected Adjusted EPS range for the second quarter of 2019 is $0.62 to $0.64 (which is an update from our previously-announced expectation of $0.62 to $0.66). Our expected Adjusted EPS range for the third quarter of 2019 is $0.62 to $0.66. Our expected Adjusted EPS ranges for the second and third quarters of 2019 are based on the current truckload market, recent trends, and the current beliefs, assumptions, and expectations of management (including those referenced in the first quarter 2019 earnings presentation posted on our website).
The factors described under "Forward-Looking Statements," among others, could cause actual results to materially vary from this guidance. Further, we cannot estimate on a forward-looking basis, the impact of certain income and expense items on our earnings per share, because these items, which could be significant, may be infrequent, are difficult to predict, and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our Adjusted EPS guidance.
________

3
See note 1 to the condensed consolidated balance sheets regarding the Company's adoption of the Financial Accounting Standards Board's new lease standard (Accounting Standards Codification ("ASC") Topic 842, Leases).

4

Other Information

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North America. In addition to operating the country's largest tractor fleet, Knight-Swift also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Investor Relations Contact Information
David A. Jackson, President and Chief Executive Officer, or Adam W. Miller, Chief Financial Officer: (602) 606-6349

Forward-Looking Statements
This press release contains statements that may constitute forward-looking statements, which are based on information currently available, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," ''focus," "outlook," "will," "could," "should," "may," "continue," or similar expressions, which speak only as of the date the statement was made. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation: any projections of or guidance regarding earnings, earnings per share, revenues, cash flows, dividends, capital expenditures, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed acquisition plans, new services or developments; any statements regarding future economic, industry, or Company conditions or performance; and any statements of belief and any statement of assumptions underlying any of the foregoing.  In this press release, such statements include, but are not limited to, statements concerning:

•	any projections of or guidance regarding earnings, earnings per share, revenues. cash flows, dividends, capital expenditures, or other financial items,

•	future effective tax rates,

•	future performance of our Intermodal segment, including weather-related incidents, load count, and revenue per load,

•	future capital structure, capital allocation, and growth strategies and opportunities, and

•	future capital expenditures, including funding of capital expenditures.
Such forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions, and expectations of management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factors section of Knight-Swift's Annual Report on Form 10-K for the year ended December 31, 2018 and various disclosures in our press releases, stockholder reports, and other filings with the SEC.

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Financial Statements

Condensed Consolidated Income Statements (Unaudited) [1]

	Quarter Ended March 31,
	2019	2018
	(In thousands, except per share data)
Revenue:
Revenue, excluding fuel surcharge	$1,078,138	$1,124,172
Fuel surcharge	126,397	146,960
Total revenue	1,204,535	1,271,132
Operating expenses:
Salaries, wages, and benefits	363,855	361,673
Fuel	138,439	144,816
Operations and maintenance	79,760	85,020
Insurance and claims	50,136	59,148
Operating taxes and licenses	21,803	23,150
Communications	5,083	5,292
Depreciation and amortization of property and equipment	100,937	93,863
Amortization of intangibles	10,693	10,509
Rental expense	35,545	52,875
Purchased transportation	269,349	324,283
Miscellaneous operating expenses	12,636	16,759
Total operating expenses	1,088,236	1,177,388
Operating income	116,299	93,744
Other (expenses) income:
Interest income	1,016	572
Interest expense	(7,348)	(6,764)
Other income, net	6,139	2,155
Other (expenses) income, net	(193)	(4,037)
Income before income taxes	116,106	89,707
Income tax expense	27,923	18,975
Net income	88,183	70,732
Net income attributable to noncontrolling interest	(245)	(368)
Net income attributable to Knight-Swift	$87,938	$70,364

Earnings per share:
Basic	$0.51	$0.39
Diluted	$0.51	$0.39

Dividends declared per share:	$0.06	$0.06

Weighted average shares outstanding:
Basic	172,971	178,160
Diluted	173,608	179,241

1
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

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Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2019	December 31, 2018
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$60,215	$82,486
Cash and cash equivalents – restricted	50,689	46,888
Restricted investments, held-to-maturity, amortized cost	11,640	17,413
Trade receivables, net of allowance for doubtful accounts of $17,872 and $16,355, respectively	555,930	616,830
Prepaid expenses	74,707	67,011
Assets held for sale	32,332	39,955
Income tax receivable	1,399	6,943
Other current assets	26,550	29,706
Total current assets	813,462	907,232
Property and equipment, net	2,623,723	2,612,837
Operating lease right-of-use asset ¹	252,900	—
Goodwill	2,919,222	2,919,176
Intangible assets, net	1,410,227	1,420,919
Other long-term assets	61,608	51,721
Total assets	$8,081,142	$7,911,885

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$158,646	$117,883
Accrued payroll and purchased transportation	118,063	126,464
Accrued liabilities	167,813	151,500
Claims accruals – current portion	155,394	160,044
Finance lease obligations and long-term debt – current portion ¹	52,893	58,672
Operating lease liabilities – current portion ¹	109,158	—
Total current liabilities	761,967	614,563
Revolving line of credit	60,000	195,000
Long-term debt – less current portion	364,649	364,590
Finance lease obligations – less current portion ¹	68,215	71,248
Operating lease liabilities – less current portion ¹	151,634	—
Accounts receivable securitization	174,645	239,606
Claims accruals – less current portion	207,417	201,327
Deferred tax liabilities	730,516	739,538
Other long-term liabilities	17,476	23,294
Total liabilities	2,536,519	2,449,166
Stockholders’ equity:
Common stock	1,730	1,728
Additional paid-in capital	4,248,188	4,242,369
Retained earnings	1,292,838	1,216,852
Total Knight-Swift stockholders' equity	5,542,756	5,460,949
Noncontrolling interest	1,867	1,770
Total stockholders’ equity	5,544,623	5,462,719
Total liabilities and stockholders’ equity	$8,081,142	$7,911,885

1
During the first quarter of 2019, the Company adopted Accounting Standards Codification Topic 842, Leases, which was established by the Financial Accounting Standards Board in February 2016 through Accounting Standards Update 2016-02, as subsequently amended. The new standard requires lessees to recognize right-of-use assets and corresponding lease liabilities arising from operating leases on the balance sheet. Further, the right-of-use asset is adjusted for prepaid rents, accrued rents, and differences in fair value identified from business combinations. Capital leases will continue to be recognized on the balance sheet, but are now referred to as "finance" leases, as required by the new standard.

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Segment Operating Statistics (Unaudited) [3]

	Quarter Ended March 31,
	2019	2018 (recast)	Change
Trucking
Average revenue per tractor ¹	$45,718	$46,222	(1.1%)
Non-paid empty miles percentage	12.9%	12.3%	60	bps
Average length of haul (miles)	429	422	1.7%
Average tractors	18,934	19,650	(3.6%)
Average trailers	58,934	65,336	(9.8%)
Miles per tractor [4]	22,523	24,681	(8.7%)

Logistics
Revenue per load – Brokerage only ²	$1,432	$1,627	(12.0%)
Gross margin – Brokerage only	17.8%	13.1%	470	bps

Intermodal
Average revenue per load ²	$2,456	$2,203	11.5%
Load count	47,109	49,997	(5.8%)
Average tractors	693	580	19.5%
Average containers	9,866	9,121	8.2%

1	Computed with revenue, excluding fuel surcharge and intersegment transactions

2	Computed with revenue, excluding intersegment transactions

3
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

4	Quarterly historical miles per tractor information for our Trucking segment is as follows:

Three Months Ended
March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018
23,743	24,121	25,117	25,970	24,681	25,267	24,402	24,065

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Non-GAAP Financial Measures and Reconciliations
The terms "Adjusted Net Income Attributable to Knight-Swift," "Adjusted Operating Income," "Adjusted EPS," "Adjusted Operating Ratio," and "free cash flow," as we define them, are not presented in accordance with GAAP. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted Net Income Attributable to Knight-Swift, Adjusted EPS, Adjusted Operating Income, Adjusted Operating Ratio, and free cash flow as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted Net Income Attributable to Knight-Swift, Adjusted Operating Income, Adjusted EPS, Adjusted Operating Ratio, and free cash flow are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Non-GAAP Reconciliation (Unaudited):
Adjusted Operating Income and Adjusted Operating Ratio 1 2

	Quarter Ended March 31,
	2019	2018 (recast)
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,204,535	$1,271,132
Total operating expenses	(1,088,236)	(1,177,388)
Operating income	$116,299	$93,744
Operating ratio	90.3%	92.6%

Non-GAAP Presentation
Total revenue	$1,204,535	$1,271,132
Trucking fuel surcharge	(107,579)	(129,091)
Revenue, excluding trucking fuel surcharge	1,096,956	1,142,041

Total operating expenses	1,088,236	1,177,388
Adjusted for:
Trucking fuel surcharge	(107,579)	(129,091)
Amortization of intangibles ³	(10,693)	(10,509)
Adjusted Operating Expenses	969,964	1,037,788
Adjusted Operating Income	$126,992	$104,253
Adjusted Operating Ratio	88.4%	90.9%

1	Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.

2
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

3	"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger, Abilene Acquisition, and historical Knight acquisitions.

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Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income Attributable to Knight-Swift and Adjusted EPS 1 2

	Quarter Ended March 31,
	2019	2018
	(Dollars In thousands)
GAAP: Net income attributable to Knight-Swift	$87,938	$70,364
Adjusted for:
Income tax expense attributable to Knight-Swift	27,923	18,975
Income before income taxes attributable to Knight-Swift	115,861	89,339
Amortization of intangibles ³	10,693	10,344
Adjusted income before income taxes	126,554	99,683
Provision for income tax expense at effective rate	(30,373)	(21,172)
Non-GAAP: Adjusted Net Income Attributable to Knight-Swift	$96,181	$78,511

Note: Because the numbers reflected in the table below are calculated on a per share basis, they may not foot due to rounding.

	Quarter Ended March 31,
	2019	2018
GAAP: Earnings per diluted share	$0.51	$0.39
Adjusted for:
Income tax expense attributable to Knight-Swift	0.16	0.11
Income before income taxes attributable to Knight-Swift	0.67	0.50
Amortization of intangibles ³	0.06	0.06
Adjusted income before income taxes	0.73	0.56
Provision for income tax expense at effective rate	(0.17)	(0.12)
Non-GAAP: Adjusted EPS	$0.55	$0.44

1
Pursuant to the requirements of Regulation G, these tables reconcile consolidated GAAP net income attributable to Knight-Swift to non-GAAP consolidated Adjusted Net Income Attributable to Knight-Swift and consolidated GAAP diluted earnings per share to non-GAAP consolidated Adjusted EPS.

2	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 2.

3	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 3.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio

	Quarter Ended March 31,
Trucking Segment ¹ ²	2019	2018 (recast)
GAAP Presentation	(Dollars in thousands)
Total revenue	$973,245	$1,037,364
Total operating expenses	(858,070)	(937,113)
Operating income	$115,175	$100,251
Operating ratio	88.2%	90.3%
Non-GAAP Presentation
Total revenue	$973,245	$1,037,364
Trucking fuel surcharge	(107,579)	(129,091)
Intersegment transactions	(36)	(19)
Revenue, excluding trucking fuel surcharge and intersegment transactions	865,630	908,254

Total operating expenses	858,070	937,113
Adjusted for:
Trucking fuel surcharge	(107,579)	(129,091)
Intersegment transactions	(36)	(19)
Amortization of intangibles ³	(349)	(165)
Adjusted Operating Expenses	750,106	807,838
Adjusted Operating Income	$115,524	$100,416
Adjusted Operating Ratio	86.7%	88.9%

1	Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.

2	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 2.

3	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 3.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio — Continued

	Quarter Ended March 31,
Logistics Segment ¹ ²	2019	2018 (recast)
GAAP Presentation	(Dollars in thousands)
Total revenue	$88,952	$89,189
Total operating expenses	(81,669)	(85,230)
Operating income	$7,283	$3,959
Operating ratio	91.8%	95.6%
Non-GAAP Presentation
Total revenue	$88,952	$89,189
Intersegment transactions	(1,761)	(3,138)
Revenue, excluding intersegment transactions	87,191	86,051

Total operating expenses	81,669	85,230
Adjusted for:
Intersegment transactions	(1,761)	(3,138)
Adjusted Operating Expenses	79,908	82,092
Adjusted Operating Income	$7,283	$3,959
Adjusted Operating Ratio	91.6%	95.4%

	Quarter Ended March 31,
Intermodal Segment ¹ ²	2019	2018 (recast)
GAAP Presentation	(Dollars in thousands)
Total revenue	$116,367	$110,267
Total operating expenses	(114,006)	(106,319)
Operating income	$2,361	$3,948
Operating ratio	98.0%	96.4%
Non-GAAP Presentation
Total revenue	$116,367	$110,267
Intersegment transactions	(690)	(137)
Revenue, excluding intersegment transactions	115,677	110,130

Total operating expenses	114,006	106,319
Adjusted for:
Intersegment transactions	(690)	(137)
Adjusted Operating Expenses	113,316	106,182
Adjusted Operating Income	$2,361	$3,948
Adjusted Operating Ratio	98.0%	96.4%

1	Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.

2	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 2.

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